Exhibit 107

Calculation of Filing Fee Table

424(b)(7)

(Form Type)

Summit Hotel Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

				Proposed	Maximum
		Fee Calculation		Maximum	Aggregate		Amount of
	Security	or Carry	Amount	Offering Price	Offering		Registration
Security Type	Class Title	Forward Rule	Registered	Per Unit(1)	Price(1)	Fee Rate	Fee
Equity	Common Stock, $0.01 par value per share	Rule457(c)	15,864,674	$9.24	$146,589,588	0.0000927	$13,589
Total Offering Amounts							$13,589
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$13,589

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the New York Stock Exchange on May 6, 2022, which date is a date within five business days prior to the filing of this registration statement.